                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE


         THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Agreement") is made and entered into on April 11, 2000 among PATH 1 NETWORK TECHNOLOGIES INC., a Delaware corporation ("Path 1"), DOUGLAS A. PALMER, RONALD D. FELLMAN, RODERICK ADAMS, PAUL ROBINSON, MICHAEL BERNS, JAMES BERNS, RONA BERNS and BERNS & BERNS, who agree as follows:

         1. RECITALS. This Agreement is made with reference to the following facts:

                  1.1 On September 20, 1999, Path 1 filed, and there is now pending, a lawsuit against Michael Berns, James Berns, Rona Berns, Berns & Berns (collectively, the "Berns Parties") and Franklin Felber in the San Diego County Superior Court, Case No. GIC 735665 (the "Lawsuit"). The Lawsuit relates in part to 1,655,000 shares of Path 1 Class A Common Stock issued to James Berns and Rona Berns (the "Berns Path 1 Shares"). Rona Berns has specially appeared to contest personal jurisdiction over her in the Lawsuit.

                  1.2 On November 9, 1999, Michael Berns and James Berns, and Franklin Felber, filed, and there is now pending, a lawsuit against Path 1 in the Delaware Court of Chancery in and for New Castle County (Civil Action No. 17562) for indemnification and advancement of defense expenses with respect to the Lawsuit (the "Delaware Action").

                  1.3 James Berns and Rona Berns are renegotiating an agreement to sell all of their Berns Path 1 Shares to Leitch Technology Corporation.

                  1.4 The parties desire to settle any and all disputes presently existing between them in accordance with the provisions of this Agreement.

         2. CLOSING. The closing under this Agreement ("Closing") shall be deemed to have occurred when (a) this Agreement has been duly executed and delivered by all of the parties hereto and (b) all of the other conditions listed in Sections 2.1 and 2.2 below have been satisfied or waived. All actions to be taken and all documents to be executed and delivered by all parties at or before the Closing shall be deemed to have been taken and executed simultaneously at the Closing and no such action shall be deemed taken nor any such documents executed or delivered until all have been taken, executed and delivered, unless waived by the party benefited by any condition, or agreed otherwise by the parties in writing on or before the Closing. The parties agree to use their best efforts to satisfy the conditions to Closing. If the Closing does not occur on or before April 11, 2000 or such later date as Path 1 and the Berns Parties may agree to in writing, then at any time thereafter, but before the Closing occurs, Path 1 or the Berns Parties, if not then in breach or default hereunder, may cancel and terminate this Agreement by giving written notice thereof to the other parties.

                  2.1 PATH 1 CONDITIONS. The obligation of Path 1 to perform its executory undertakings hereunder and to close are, at the option of Path 1, subject to the following conditions precedent:

                           (a)      The representations and warranties of the
Berns Parties contained herein shall be repeated at and as of the Closing and shall be true and correct both with respect to the time when made and to the time when repeated (except to the extent of changes caused by the transactions herein contemplated), and the Berns Parties shall have performed and complied with all agreements and conditions required hereunder to be performed or complied with by them prior to or at the Closing.

                           (b)      Leitch Technology Corporation and the Berns
Parties shall have entered into a renegotiated agreement or new agreement for the purchase and sale of the Berns Path 1 Shares on terms and conditions acceptable to Leitch Technology Corporation and the Berns Parties, each in their sole discretion.

                           (c)      The Delaware Action, in respect of Path 1
and the Berns Parties, shall have been dismissed with prejudice pursuant to the provisions of this Agreement.

                           (d)      Path 1's board of directors shall have
approved the execution and delivery of this Agreement by Path 1 and the consummation by Path 1 of the transactions contemplated hereby.

                           (e)      The Berns Parties shall have executed and
delivered to Path 1 all of the items described in Section 2.4 below.

                           (f)      Rona Berns shall have executed and delivered
to Path 1 an executed written consent action counterpart to be prepared by Path 1 and dated as of or before March 22, 1999, approving the amendment of Path 1's certificate of incorporation to, among other things, create Class B Common Stock; together with a written representation that she had in fact executed and delivered to Path 1, before April 12, 1999, a written consent action counterpart of like tenor.

                  2.2 BERNS PARTIES CONDITIONS. The obligation of the Berns Parties to perform their executory undertakings hereunder and to close are, at the option of the Berns Parties, subject to the following conditions precedent:

                           (a)      The representations and warranties of Path 1
contained herein shall be repeated at and as of the Closing and shall be true and correct both with respect to the time when made and to the time when repeated (except to the extent of changes caused by the transactions herein contemplated), and Path 1 shall have performed and complied with all agreements and conditions required hereunder to be performed or complied with by Path 1 prior to or at the Closing.

                           (b)      Leitch Technology Corporation and the Berns
Parties shall have entered into a renegotiated agreement or new agreement for the purchase and sale of the Berns Path 1 Shares on terms and conditions acceptable to Leitch Technology Corporation and the Berns Parties, each in their sole discretion.

                           (c)      The Lawsuit, in respect of Path 1 and the
Berns Parties, shall have been dismissed with prejudice pursuant to the provisions of this Agreement.

                           (d)      Path 1's board of directors shall have
approved the execution and delivery of this Agreement by Path 1 and the consummation by Path 1 of the transactions contemplated hereby.

                           (e)      There shall have been no adverse change in
the business or financial condition of Leitch Technology Corporation between the date hereof and the Closing.

                           (f)      Path 1 shall have executed and delivered to
the Berns Parties all of the items described in Section 2.3 below.

                  2.3 DELIVERIES BY PATH 1. Path 1 shall deliver or cause to be delivered to the Berns Parties at the Closing:

                           (a)      A fully executed counterpart of a Dismissal
With Prejudice of all causes of action against the Berns Parties in the Lawsuit.

                           (b)      Certified resolutions of Path 1's board of
directors or other evidence reasonably acceptable to the Berns Parties of Path 1's authority to execute, deliver and perform this Agreement.

                           (c)      Such other instruments and documents as may
be reasonably requested by the Berns Parties or their counsel in order to effectuate the provisions of this Agreement.

                  2.4 DELIVERIES BY THE BERNS PARTIES. The Berns Parties shall deliver or cause to be delivered to Path 1 at the Closing:

                           (a)      A fully executed counterpart of a Dismissal
With Prejudice of all of their causes of action against Path 1 in the Delaware Action.

                           (b)      Such other instruments and documents as may
be reasonably requested by Path 1 or its counsel in order to effectuate the provisions of this Agreement.

         3.       INDEMNITY.

                  3.1 Effective as of the Closing, the Berns Parties shall have no liability for and are hereby discharged of, and Path 1 shall assume and be solely liable for and shall protect, defend, indemnify and hold the Berns Parties free and harmless from and against, any and all obligations, liabilities, taxes, claims, demands, losses, costs, expenses, damages, judgments, amounts paid in settlement, liens, encumbrances, security interests, recoveries and deficiencies, attorneys' fees and disbursements, directly or indirectly arising out of, resulting from or relating in any way to (a) the business or activities of Path 1 including, by way of example and not by limitation, claims of any kind now or hereafter asserted by Franklin Felber, Jyra Research Inc. and/or Jyra Research Limited (whether by way of direct action, derivative action, class action, individual action or otherwise), (b) any liability or obligation of Path 1 of any kind, whether arising from events that occurred on or before the date of this Agreement or that occur after the date of this Agreement, (c) the fact that any of the Berns Parties is or was a director, officer, shareholder, employee, agent, attorney, consultant, advisor, representative or person in control of

Path 1, or (d) any acts, occurrences or matters relating to Path 1 that took place before the date of this Agreement.

                  3.2 If any Berns Party so requests, Path 1 shall have the obligation to assume, undertake and conduct the defense or settlement of any such suit, claim or demand described in Section 3.1, including (a) the obligation to employ separate and independent legal counsel selected by any Berns Party, subject to Path 1's approval which shall not be unreasonably withheld, and to pay all fees and expenses related thereto as such fees and expenses are incurred and (b) the power to litigate or settle the same, provided that the Berns Parties shall have the right to review and approve or disapprove any settlement pertaining to them unless (i) the sole relief provided is a monetary payment that is paid in full by Path 1, (ii) there is no finding or admission of any liability, wrongdoing, misconduct or violation of any kind or other grounds for the basis of any other claims that may be made against any Berns Party and (iii) no Berns Party will have any obligation or liability of any kind with respect to such settlement. Approval by the Berns Parties of any settlement, if required, shall not be unreasonably withheld. The Berns Parties and Path 1 shall cooperate with each other in the defense or settlement of any third party claims, including giving the other reasonable access to relevant books and records and making themselves available for interviews and depositions. The Berns Parties shall not act in concert with, or as an agent for, any party for whose claims they are being indemnified for the purpose of promoting such claims, except that the Berns Parties may, if requested by Path 1 and agreed to by them, act as mediators or intermediaries for the purpose of attempting to settle any disputes presently existing between Franklin Felber and Path 1.

                  3.3 The foregoing indemnification provisions shall (a) apply to the fullest extent permitted by law, (b) provide indemnification against the Berns Parties' alleged primary, secondary and vicarious liability in any capacity whatsoever, (c) continue in effect at all times after the date of this Agreement, and (d) be in addition to and not in lieu of any other indemnification or other rights to which the Berns Parties are or may be entitled pursuant to law, the certificate of incorporation or bylaws of Path 1, agreement, insurance or otherwise.

         4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PATH 1. In addition to the representations, warranties and agreements contained elsewhere in this Agreement, Path 1 hereby represents and warrants to and agrees with the Berns Parties as follows:

                  4.1 Path 1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified and in good standing as a foreign corporation authorized to transact intrastate business in the State of California and has full power and authority to conduct its business in the manner in which it is presently being conducted. Path 1 has all requisite corporate power and authority to execute, deliver and perform this Agreement and every agreement, instrument or document required to be delivered pursuant to this Agreement. The execution, delivery and performance of this Agreement and every agreement, instrument or document required to be delivered pursuant to this Agreement by Path 1 have been duly authorized by all necessary or appropriate corporate action and no other corporate proceedings are necessary to authorize this Agreement or any agreement, instrument or document required to be delivered pursuant to this Agreement. This Agreement constitutes, and the other agreements, instruments and documents executed or delivered in connection with this


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

Agreement will constitute when executed, the valid and legally binding obligations of Path 1 enforceable against Path 1 in accordance with their terms.

                  4.2 Neither the execution, delivery or performance of this Agreement or any agreement, instrument or document required to be delivered pursuant to this Agreement by Path 1, nor the consummation by Path 1 of the transactions contemplated hereby and thereby, will, with or without the giving of notice or lapse of time or both: (a) violate, conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Path 1,
(b) to the best knowledge of Path 1, require any permit or consent of any governmental entity, (c) conflict with or constitute a default under any of the terms or requirements of any permit that is held by Path 1, (d) result in a violation or breach of, or constitute a default (or give rise to any rights of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract or agreement to which Path 1 is a party or, to the best knowledge of Path 1, by which it is bound, or (e) to the best knowledge of Path 1, violate, conflict with or result in any breach of any law applicable to Path 1.

         5.       MUTUAL GENERAL RELEASE.

                  5.1 Effective as of the Closing, and except for the rights and obligations of the parties under this Agreement or any of the documents delivered in connection with this Agreement, Path 1, Douglas A. Palmer, Ronald D. Fellman, Roderick Adams and Paul Robinson (collectively, the "Path 1 Parties"), on the one hand, and the Berns Parties, on the other hand, hereby fully and forever releases and discharges the other from any and all rights, claims, debts, contracts, liabilities, demands, obligations, costs, charges, accounts, expenses, damages, actions and causes of action, of any kind or nature whatsoever, which the releasor either had or now has or may hereafter claim to have against the releasee by reason of any matter or thing whatsoever occurring prior to the date hereof. The claims hereby released include, by way of example and not by limitation, all claims directly or indirectly arising out of, resulting from or relating in any way to the subject matter of the Lawsuit or the Delaware Action, including but not limited to the filing, maintenance or prosecution of the Lawsuit or the Delaware Action.

                  5.2 The foregoing mutual release constitutes a general release and shall extend to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, any claims based on contract, tort, statute, breach of duty, bad faith, negligence, or any other theory of liability.

                  5.3 The Path 1 Parties and the Berns Parties explicitly waive any and all rights which they may have under the provisions of California Civil Code section 1542, which section reads as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                  5.4 The foregoing mutual release shall inure to the benefit of and be binding upon the parties and their respective predecessors, successors, assigns, heirs, executors, administrators, spouses, employees, agents, servants, partners, shareholders, directors, officers, managers, parents and subsidiaries, affiliates, guarantors, representatives, insurers and attorneys.

                  5.5 Franklin Felber is not a party to, nor included within or benefitted by, the foregoing mutual release in this Section 5. Any claims for indemnity or contribution that may be brought by any of the parties to this Agreement (other than Path 1) as a result of claims brought (or that may be brought) by Franklin Felber are not released in this Section 5.

         6. COVENANT NOT TO SUE. Effective as of the Closing, the Path 1 Parties, on the one hand, and the Berns Parties, on the other hand, each agrees to forever refrain and forebear from commencing, voluntarily assisting, instituting or prosecuting any litigation, action, arbitration, administrative or other proceeding of any kind against the other directly or indirectly arising out of, resulting from or relating in any way to the subject matter of the release contained in Section 5.

         7. EXCLUSIONS. Notwithstanding the provisions of Sections 5 and 6, the releases and covenants not to sue contained therein shall not apply to
(a) the rights and obligations of the parties under this Agreement or any of the documents delivered in connection with this Agreement, (b) claims by the parties to this Agreement (other than Path 1) for indemnity or contribution arising out of any action, claim or proceeding of any kind brought (or that may be brought) by Franklin Felber, and (c) the rights and claims, if any, of the parties to this Agreement against Jyra Research Inc. and/or Jyra Research Limited (collectively, "Jyra") or of Jyra against the parties to this Agreement. This
Section 7 does not affect the indemnity provisions of Section 3 above.

         8. NO LIABILITY ADMITTED. Each of the parties explicitly acknowledges and agrees that this Agreement represents a settlement of disputed claims and that by entering to this Agreement, no party admits or acknowledges the existence of any liability or wrongdoing. The provisions of this Agreement shall not be construed as an admission of liability or wrongdoing by any party.

         9. ADVICE OF COUNSEL. In executing this Agreement, each party represents and warrants to the other that he, she or it has relied upon the legal advice of his, her or its own attorney, that the provisions of this Agreement have been completely read and explained by his, her or its attorney, and that the provisions of this Agreement are fully understood and voluntarily accepted by him, her or it.

         10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In addition to the representations, warranties and agreements contained elsewhere in this Agreement, the Path 1 Parties, on the one hand, and the Berns Parties, on the other hand, each hereby represents and warrants to and agrees with the others as follows:

                  10.1 This Agreement and the execution, delivery and performance hereof by them (a) have been duly authorized and approved by all necessary action on their part and (b) do not require the consent or approval of any other person.

                  10.2 Except for the assignment of claims by Douglas A. Palmer and Ronald D. Fellman to Path 1 (all of whom are parties to this Agreement and the mutual release in


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

Section 5), they have not heretofore assigned, transferred or pledged, or purported to assign, transfer or pledge, voluntarily, involuntarily or by operation of law, to any person, any interest in any of the claims released by them under Section 5.

                  10.3 They agree to protect, defend, indemnify and hold harmless the other parties from and against any and all claims, losses, damages, liabilities and expenses, including attorneys' fees, arising from or on account of any misrepresentation, breach of warranty or failure to perform any of their representations, warranties, covenants or agreements contained in this Agreement.

         11.      GENERAL PROVISIONS.

                  11.1 PUBLIC ANNOUNCEMENTS. Path 1 agrees to consult with the Berns Parties before issuing any press release or otherwise making any public statement (other than in reports required to be filed with the Securities and Exchange Commission pursuant to federal securities laws) with respect to this Agreement, the settlement of the Lawsuit or the Delaware Action or the sale and purchase of the Berns Path 1 Shares. All press releases and other public statements with respect to this Agreement, the settlement of the Lawsuit or the Delaware Action or the sale and purchase of the Berns Path 1 Shares shall be subject to the Berns Parties' prior written approval which shall not be unreasonably withheld.

                  11.2 ATTORNEYS' FEES. In any action or proceeding (including, but not limited to, arbitration, appellate and bankruptcy proceedings) arising out of or relating to this Agreement or to the subject matter, enforcement or breach hereof, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses (including, but not limited to, litigation expenses such as expert witness fees, copying costs and postage, delivery, telephone and telecopying charges). This provision applies to this entire Agreement and shall survive any resulting judgment, which the parties agree shall contain an explicit provision that attorneys' fees incurred in enforcing the judgment shall be included as costs collectible by the prevailing party judgment creditor.

                  11.3 INTEGRATION. This Agreement is intended to be and constitutes the final, complete and exclusive agreement between the parties regarding the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into and superseded by this Agreement. No parol or extrinsic evidence of any kind and no course of dealing or usage of trade or course of performance shall be used to vary, contradict, supplement or add to the terms of this Agreement.

                  11.4 AMENDMENT. No amendment, modification, termination or waiver of this Agreement or any of its provisions shall be valid unless the same is in writing and signed by the party against which such amendment, modification, termination or waiver is sought to be enforced.

                  11.5 WAIVER. No waiver of any breach of any provision or condition of this Agreement shall be deemed a waiver of a breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time or of the provision or condition itself.


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

                  11.6 TIME OF ESSENCE. Time is of the essence of this Agreement and each of its provisions in which a time for performance is specified.

                  11.7 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Except as otherwise stated in this Agreement, no other party shall have any rights under or be deemed a beneficiary of this Agreement.

                  11.8 COOPERATION. Each party shall execute and deliver or cause to be executed and delivered such further instruments and documents and shall take such further action as may be reasonably required to effectuate the provisions of this Agreement.

                  11.9 SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery hereof, the Closing and any and all performances in accordance with this Agreement.

                  11.10 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

                  11.11 WARRANTY OF AUTHORITY. The persons signing this Agreement represent and warrant that they have the requisite authority to bind the parties on whose behalf they are signing.

                  11.12 RULES OF CONSTRUCTION. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References to a section without further attribution shall refer to the sections of this Agreement. When indicated by the context, each number, both singular and plural, includes all numbers, and each gender includes all genders. As used herein, the terms "include," "including" and similar terms shall be construed as if followed by the words "without limitation;" the term "person" includes natural person, firm, partnership, corporation, limited liability company, association and any other private or public entity; and the term "provisions" shall be construed as if followed by the words "covenants, agreements, representations, warranties, indemnities, terms and/or conditions".

                  11.13 SEVERABILITY. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

                  11.14 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                  11.15 INTERPRETATION OF AGREEMENT. This Agreement has been negotiated at arm's length and each party has been represented by independent legal counsel of his own choice and representing his own interests. Accordingly, any rule of law (including, but not limited to,


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

California Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived.

                  11.16 EQUITABLE REMEDIES. The parties agree that they would be irreparably damaged if the provisions of this Agreement were not capable of being specifically enforced. Accordingly, the parties agree that the provisions of this Agreement shall be specifically enforceable, that any violation of any provision of this Agreement may be enjoined or restrained and that such equitable relief shall not in any way limit or deny any other remedy which the parties may have under this Agreement or at law.

                  11.17 EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective when it has been executed and delivered by all of the parties hereto. Facsimile signatures and delivery by facsimile transmission shall be valid and effective.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.


PATH 1 NETWORK TECHNOLOGIES INC.,          BERNS & BERNS,
a Delaware corporation                     a general partnership

By:   /s/ Michael Elliott                  By:   /s/ James Berns
     -------------------------------            --------------------------------
                                                    James Berns, Partner
     -------------, President

By:   /s/ Vera Moldt                       By:   /s/ Michael Berns
     -------------------------------            --------------------------------
                                                    Michael Berns, Partner
     -------------, Secretary

 /s/ Douglas A. Palmer                      /s/ James Berns
------------------------------------       -------------------------------------
Douglas A. Palmer                          James Berns

 /s/ Ronald D. Fellman                      /s/ Michael Berns
------------------------------------       -------------------------------------
Ronald D. Fellman                          Michael Berns

 /s/ Roderick Adams                         /s/ Rona Berns
------------------------------------       -------------------------------------
Roderick Adams                             Rona Berns

 /s/ Paul Robinson
------------------------------------       -------------------------------------
Paul Robinson


           [SIGNATURE PAGE TO SETTLEMENT AGREEMENT AND MUTUAL RELEASE]

APPROVED AS TO FORM:

                                       SULLIVAN, HILL, LEWIN, REZ & ENGEL
                                       Attorneys for the Berns Parties

                                       By:   /s/ Jeffrey D. Lewin
                                            ------------------------------------

                                       ALSCHULER GROSSMAN STEIN & KAHAN LLP
                                       Attorneys for Path 1, Ronald D. Fellman
                                       and Douglas A. Palmer

                                       By:   /s/ Michael Sherman
                                            ------------------------------------

                                       PEPPER HAMILTON LLP
                                       Attorneys for Roderick Adams and
                                       Paul Robinson

                                       By:   /s/ M. Duncan Grant
                                            ------------------------------------


           [SIGNATURE PAGE TO SETTLEMENT AGREEMENT AND MUTUAL RELEASE]